Exhibit 5.1

Sullivan & Worcester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

August 30, 2024

To: PolyPid Ltd.

18 Hasivim Street

Petach Tikva 495376, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel to PolyPid Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the re-sale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) consisting of (i) up to 2,006,226 ordinary shares no par value per share of the Company (the “Shares”); (ii) up to 1,676,588 Shares issuable upon the exercise of warrants (the “Warrants”); and (iii) up to 229,231 shares issuable upon the exercise of pre-funded warrants (the: “Pre-Funded Warrants), all of which may be offered and sold from time to time by certain of the selling shareholders listed in the Registration Statement.

We are acting as Israeli counsel for the Company in connection with the Registration Statement. In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company (the “Articles”); (iii) resolutions of the board of directors of the Company which have heretofore been approved and which relate to the Registration Statement and the actions to be taken in connection with the offering of the securities; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We have further assumed that at the time of issuance and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles such that a sufficient number of Shares are authorized and available for issuance under the Articles.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares, issued as described in the Registration Statement, are validly issued, fully paid and non-assessable; and (ii) the issuance of the Shares underlying the Warrants and the Pre-Funded Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with the terms thereof, including the receipt of the consideration therefor by the Company, will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and Selling Shareholders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)